UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

__________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 17, 2005

__________________________

eCOST.COM, INC.

(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-50887	33-0843777
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2555 West 190th Street, Suite 106

Torrance, California  90504

 (Address of Principal Executive Offices) (Zip Code)

(310) 225-4044

(Registrant's telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   [  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

            On March 17, 2005, we entered into an amendment of the Administrative Services Agreement between us and AF Services, LLC (formerly AF Services, Inc.), a subsidiary of PC Mall, Inc., pursuant to which the scope of the services covered by the agreement was reduced and monthly service charges were correspondingly reduced from $101,600 to $19,000, effective as of the date of our spin-off from PC Mall.  Under the amended agreement, services will consist of payroll administration, tax return preparation, human resources administration, product information management, catalog advertising production services, and accounting and finance services necessary for the preparation of our financial statements for periods through the date of our spin-off from PC Mall.

            We originally entered into the Administrative Services Agreement with AF Services in connection with our initial public offering, at which time we entered into several agreements with PC Mall and its affiliates relating to our proposed spin-off from PC Mall.  Those agreements are described in Amendment No. 7 to our Registration Statement on Form S-1, filed with the SEC on August 27, 2004.  PC Mall currently owns approximately 80.2% of our outstanding common stock and has announced that it intends to distribute all of the shares of our common stock to its stockholders on April 11, 2005 to its stockholders of record as of March 28, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                    eCOST.COM, INC.

Date:  March 21, 2005                                                 By:  /s/ Adam W. Shaffer

                                                                                          Adam W. Shaffer

                                                                                          Chief Executive Officer